Exhibit 24


                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Amdahl Corporation, a Delaware corporation, do hereby constitute and appoint E. Joseph Zemke and Edward F. Thompson and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.



Signature                  Title                  Date
- ---------                  ------                 ----

/s/E. Joseph Zemke         President, Chief       May 5, 1994
- ------------------         Executive Officer and
E. Joseph Zemke            Director (Principal
                           Executive Officer)

/s/Edward F. Thompson      Vice President, Chief  May 5, 1994
- ---------------------      Financial Officer and
Edward F. Thompson         Secretary (Principal
                           Financial Officer)

/s/Ernest B. Thompson      Vice President and     May 6, 1994
- ---------------------      Controller (Principal
Ernest B. Thompson         Accounting Officer)


/s/John C. Lewis           Chairman of the Board  May 5, 1994
- ----------------           of Directors
John C. Lewis


/s/Keizo Fukagawa          Director               May 5, 1994
- -----------------
Keizo Fukagawa


/s/E. F. Heizer, Jr.       Director               May 5, 1994
- --------------------
E. F. Heizer, Jr.


/s/Kazuto Kojima           Director               May 5, 1994
- ----------------
Kazuto Kojima


/s/R. Stanley Laing        Director               May 5, 1994
- -------------------
R. Stanley Laing


/s/Burton G. Malkiel       Director               May 5, 1994
- --------------------
Burton G. Malkiel


/s/George R. Packard       Director               May 5, 1994
- --------------------
George R. Packard


/s/Walter B. Reinhold      Director               May 5, 1994
- ---------------------
Walter B. Reinhold


/s/Takamitsu Tsuchimoto    Director               May 5, 1994
- -----------------------
Takamitsu Tsuchimoto


/s/J. Sidney Webb          Director               May 5, 1994
- -----------------
J. Sidney Webb